Calculation of Filing Fee Tables
S-4
Cyclerion Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value per share	Other	303,313,423		$ 10,110.45	0.0001381	$ 1.40
Fees to be Paid	2	Equity	Warrants to purchase Common Stock	Other	66,084,401		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Options to purchase Common Stock	Other	12,599,027		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Series B Preferred Stock, no par value per share	Other	22,018		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,110.45		$ 1.40
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1.40
Offering Note
[1]	(1) Relates to common stock, no par value per share, of Cyclerion Therapeutics, Inc., a Massachusetts corporation ("Cyclerion"), issuable to holders of common stock, $0.0001 par value per share, of Korsana Biosciences, Inc., a Delaware corporation ("Korsana"), and other Korsana security holders in the proposed merger of Cariboos Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of Cyclerion, with and into Korsana, with Korsana surviving the merger, and as part of the same overall transaction, Korsana will merge with and into Cariboos Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Cyclerion, with Cariboos Merger Sub II, LLC continuing as a wholly owned subsidiary of Cyclerion and the surviving corporation of the merger. The amount of common stock of Cyclerion to be registered includes the estimated maximum number of shares of common stock of Cyclerion that are expected to be issued (or become issuable) pursuant to the merger, without taking into account the effect of a reverse stock split of common stock of Cyclerion, assuming an estimated pre-split exchange ratio (which is subject to adjustment prior to the closing of the merger) of approximately 1.1009 shares of common stock of Cyclerion for each outstanding share of common stock of Korsana. The issuances of (i) all shares of Cyclerion Common Stock in exchange for each share of Korsana Common Stock and Korsana Series A Preferred Stock, (ii) all Cyclerion Warrants in exchange for Korsana Warrants (including Korsana Pre-Funded Warrants issued in the Korsana Pre-Closing Financing), (iii) all shares of Cyclerion Series B Preferred Stock in exchange for shares of Korsana Series Seed Preferred Stock, (iv) all options to purchase shares of Cyclerion Common Stock in exchange for options to purchase shares of Korsana Common Stock, (v) all Cyclerion RSUs in exchange for Korsana RSUs, (vi) all shares of Cyclerion Common Stock issuable upon exercise of Cyclerion Warrants issued in exchange for Korsana Warrants, (vii) all shares of Cyclerion Common Stock issuable upon conversion of Cyclerion Series B Preferred Stock issued in exchange for Korsana Series Seed Preferred Stock, (viii) all shares of Cyclerion Common Stock issuable upon exercise of options to purchase shares of Cyclerion Common Stock issued in exchange for Korsana Options, and (ix) all shares of Cyclerion Common Stock issuable upon settlement of Cyclerion RSUs issued in exchange for Korsana RSUs, are intended to be covered by this registration statement on Form S-4. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any securities that may from time to time be offered or issued resulting from forward or reverse stock splits, stock dividends or similar transactions. (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Korsana is a private company, no market exists for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price for the shares expected to be issued pursuant to the merger is one-third of the aggregate par value of the Korsana securities expected to be exchanged in the proposed merger.

[2]	Consists of Cyclerion Warrants issued in the merger in exchange for Korsana Warrants, without taking into account the effect of a reverse stock split of common stock of Cyclerion, assuming an estimated pre-split exchange ratio (which is subject to adjustment prior to the closing of the merger) of approximately 1.1009 shares of common stock of Cyclerion for each outstanding share of common stock of Korsana. The registration fee with respect to the Cyclerion Warrants has been allocated to the underlying shares of Cyclerion Common Stock issuable upon exercise of such Cyclerion Warrants, as described in footnote (1).

[3]	Consists of all options to purchase shares of Cyclerion Common Stock in exchange for Korsana Options, without taking into account the effect of a reverse stock split of common stock of Cyclerion, assuming an estimated pre-split exchange ratio (which is subject to adjustment prior to the closing of the merger) of approximately 1.1009 shares of common stock of Cyclerion for each outstanding share of common stock of Korsana. The registration fee with respect to the options to purchase shares of Cyclerion Common Stock has been allocated to the underlying shares of Cyclerion Common Stock issuable upon exercise of such options, as described in footnote (1).

[4]	Consists of all shares of Cyclerion Series B Preferred Stock convertible into shares of Cyclerion Common Stock (at a ratio of 1,000 shares of Cyclerion Common Stock per one share of Cyclerion Series B Preferred Stock) issued in the merger in exchange for shares of Korsana Series Seed Preferred Stock, without taking into account the effect of a reverse stock split of common stock of Cyclerion, assuming an estimated pre-split exchange ratio (which is subject to adjustment prior to the closing of the merger) of approximately 1.1009 shares of common stock of Cyclerion for each outstanding share of common stock of Korsana. The registration fee with respect to the Cyclerion Series B Preferred Stock has been allocated to the underlying shares of Cyclerion Common Stock issuable upon exercise of such Cyclerion Series B Preferred Stock, as described in footnote (1).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date